UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2009

0-15898

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 29, 2009, Casual Male Retail Group, Inc. (the “Company”), pursuant to Board approval, repurchased certain stock options with exercise prices significantly in excess of market price from certain directors and executive officers, including David A. Levin, its President and Chief Executive Officer, and Dennis R. Hernreich, its Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer. Such repurchases were made pursuant to separate Option Repurchase Agreements with each of the individuals. The Company repurchased and cancelled the eligible options in exchange for cash payments equal to the fair value of the applicable options on the date of repurchase, as determined using Black-Scholes. The Black-Scholes value of each option repurchased was calculated based upon the closing stock price of the Company’s common stock on January 29, 2009.

The Company repurchased options with underlying shares totaling 2,291,512 for an aggregate purchase price of $7,191.73. These options had exercise prices ranging from $4.54 to $12.35 per share. Of the 2,291,512 shares underlying the repurchased and cancelled options, options covering 1,206,854 shares issued under the Company’s 2006 Incentive Compensation Plan (the “2006 Plan”) were repurchased and, pursuant to the terms of the 2006 Plan, will become available for future issuance under the 2006 Plan. In connection with the repurchase and cancellation of these options, the Company will recognize additional stock compensation expense of approximately $1.5 million in the fourth quarter of fiscal 2008 relating to the acceleration of vesting associated with the options.

The Company believes that this action enhances long-term stockholder value by improving the Company’s ability to incentivize and retain its employees, as well as reducing the Company’s equity award “overhang” (that is, the number of shares subject to outstanding equity awards relative to the total number of shares of common stock outstanding) through the cancellation of outstanding options that currently provide no meaningful retention or incentive value to the Company’s employees.

The following table lists the aggregate number of options repurchased and the respective cash payment made to certain directors and Messrs. Levin and Hernreich pursuant to the Option Repurchase Agreements:

Name	Title	Aggregate Number of Shares Underlying Stock Options Repurchased by the Company and Cancelled	Total Cash Payment for Cancelled Stock Options(1)
Seymour Holtzman	Chairman of the Board	296,427	$616.43
Alan S. Bernikow	Director	65,000	$175.00
Jesse H. Choper	Director	65,000	$175.00
Ward K. Mooney	Director	65,000	$130.00
George T. Porter	Director	65,000	$175.00
Mitchell S. Presser	Director	40,000	$80.00
David A. Levin	President and Chief Executive Officer	1,145,533	$4,145.53
Dennis R. Hernreich	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer	549,552	$1,694.77

(1)	Repurchase cost equals to the Black-Scholes value of the repurchased and cancelled option based upon the closing stock price of the Company’s common stock on January 29, 2009.

A copy of the form of Option Repurchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the Company’s repurchase and cancellation of these stock options and pursuant to the terms of the 2006 Plan, approximately 1,206,854 shares of common stock will become available for future issuance under the 2006 Plan.

1,084,658 shares of common stock underlying the remaining repurchased options will be cancelled and will not be available for future issuance because such options were issued under the Company’s retired 1992 Stock Incentive Plan, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.1	Form of Option Repurchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/s/ DENNIS R. HERNREICH
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: February 3, 2009